Exhibit 99.1

HESS MIDSTREAM LP

HESS MIDSTREAM LP REPORTS ESTIMATED RESULTS FOR THE FOURTH QUARTER OF 2025

Fourth Quarter 2025 Highlights:

•
Net income was $168.0 million. Net cash provided by operating activities was $245.6 million.
•
Net income attributable to Hess Midstream LP was $93.3 million, or $0.72 basic earnings per Class A share, after deduction for noncontrolling interests.
•
Adjusted EBITDA1 was $309.1 million and Adjusted Free Cash Flow1 was $207.8 million.
•
Increased quarterly cash distribution to $0.7641 per Class A share for the fourth quarter of 2025, an increase of $0.0093 per Class A share for the fourth quarter of 2025 compared with the third quarter of 2025.
•
Throughput volumes decreased 4% for oil terminaling, 1% for gas processing and 5% for water gathering compared with the prior‑year quarter, primarily due to lower production caused by severe winter weather.
•
Fourth quarter 2025 capital expenditures decreased 44% compared with the prior-year quarter as a result of completion of compression buildout.
•
Hess Midstream LP is reaffirming its full year 2026 and long-term guidance issued on December 9, 2025.

HOUSTON, February 2, 2026—Hess Midstream LP (NYSE: HESM) (“Hess Midstream” or the “Company”) today reported fourth quarter 2025 net income of $168.0 million compared with net income of $172.1 million for the fourth quarter of 2024. After deduction for noncontrolling interests, net income attributable to Hess Midstream was $93.3 million, or $0.72 basic earnings per Class A share, compared with $0.68 basic earnings per Class A share in the fourth quarter of 2024. Hess Midstream generated Adjusted EBITDA of $309.1 million. Net cash provided by operating activities was $245.6 million and Adjusted Free Cash Flow was $207.8 million.

“In 2025, we successfully completed our planned multiyear infrastructure project buildout,” said Jonathan Stein, Chief Executive Officer of Hess Midstream. “We remain focused on reliable operating performance and expect substantially lower future capital spending, supporting growing Adjusted Free Cash Flow that positions us well for incremental shareholder returns and debt repayment.”

On July 18, 2025, Hess Corporation (“Hess”) and Chevron completed the previously announced merger contemplated by the Agreement and Plan of Merger, dated as of October 22, 2023 (the “Merger”). As a result of the Merger, Chevron is the direct parent of Hess and, therefore, indirectly owns an approximately 37.9% interest in Hess Midstream on a consolidated basis.

(1) Adjusted EBITDA and Adjusted Free Cash Flow are non‑GAAP measures. Definitions and reconciliations of these non‑GAAP measures to the most directly comparable GAAP reporting measures appear in the following pages of this release.

Hess Midstream’s results contained in this release are consolidated to include the noncontrolling interests in Hess Midstream Operations LP (the “Partnership”) owned by affiliates of Chevron and, up until May 30, 2025, by Global Infrastructure Partners, a part of BlackRock (“GIP” and together with Chevron, the “Sponsors”). On May 30, 2025, GIP sold all of its limited partner interests in the Partnership and no longer holds a direct or indirect ownership interest in the Company or the Partnership. We refer to certain results as “attributable to Hess Midstream LP,” which exclude the noncontrolling interests in the Partnership owned by the Sponsors.

Financial Results

Revenues and other income in the fourth quarter of 2025 were $404.2 million compared with $395.9 million in the prior‑year quarter. Fourth quarter 2025 revenues included $29.7 million of pass-through electricity, produced water trucking and disposal costs and certain other fees compared with $26.7 million in the prior-year quarter. Fourth quarter 2025 revenues and other income were up $8.3 million compared with the prior-year quarter, primarily due to higher tariff rates and third-party services. Total operating costs and expenses in the fourth quarter of 2025 were $152.6 million, approximately flat compared with $152.9 million in the prior-year quarter. Interest expense, net of interest income, in the fourth quarter of 2025 was $56.7 million, up from $52.2 million in the prior-year quarter, primarily due to higher borrowings under the Company's revolving credit facility.

Net income for the fourth quarter of 2025 was $168.0 million, or $0.72 basic earnings per Class A share, after deduction for noncontrolling interests, compared with $0.68 basic earnings per Class A share in the prior-year quarter. Substantially all of income tax expense was attributed to earnings of Class A shares reflective of Hess Midstream’s organizational structure. Net cash provided by operating activities for the fourth quarter of 2025 was $245.6 million.

Adjusted EBITDA for the fourth quarter of 2025 was $309.1 million. Adjusted Free Cash Flow for the fourth quarter of 2025 was $207.8 million.

Full year 2025 net income was $684.6 million, and full year Adjusted EBITDA was $1,238.1 million. At December 31, 2025, total debt was approximately $3.8 billion, representing leverage of approximately 3.1x Adjusted EBITDA.

Operational Highlights

In January 2026, Hess Midstream placed in service a new compressor station. The new station provides approximately 50 MMcf/d of installed capacity and can be expanded to provide an additional 20 MMcf/d in the future.

Throughput volumes decreased 4% for oil terminaling, 1% for gas processing and 5% for water gathering in the fourth quarter of 2025 compared with the fourth quarter of 2024, primarily due to lower production caused by severe winter weather.

Capital Expenditures

Capital expenditures for the fourth quarter of 2025 totaled $47.6 million compared with $84.3 million in the prior‑year quarter, a 44% decrease resulting from the completion of Hess Midstream's expansion of its gas compression capacity.

Quarterly Cash Distributions

On January 26, 2026, the Board of Directors of Hess Midstream’s General Partner declared a quarterly cash distribution of $0.7641 per Class A share for the fourth quarter of 2025, an increase of $0.0093 per Class A share as compared with the third quarter of 2025. The distribution is expected to be paid on February 13, 2026, to shareholders of record as of the close of business on February 5, 2026.

Guidance

Hess Midstream is reaffirming its full year 2026 and long-term guidance issued on December 9, 2025.

Investor Webcast

Hess Midstream will review fourth quarter financial and operating results and other matters on a webcast today at 10:00 a.m. Eastern Time. For details about the event, refer to www.hessmidstream.com.

About Hess Midstream

Hess Midstream LP is a fee‑based, growth-oriented midstream company that owns, operates, develops and acquires a diverse set of midstream assets to provide services to Chevron, its subsidiaries, and third‑party customers. Hess Midstream owns oil, gas and produced water handling assets that are primarily located in the Bakken and Three Forks Shale plays in the Williston Basin area of North Dakota. More information is available at www.hessmidstream.com.

As used in this news release, the term “Chevron” may refer to Chevron Corporation, one or more of its consolidated subsidiaries, or to all of them taken as a whole. All of these terms are used for convenience only and are not intended as a precise description of any of the separate companies, each of which manages its own affairs.

Non‑GAAP Measures

In addition to our financial information presented in accordance with U.S. generally accepted accounting principles (“GAAP”), management utilizes certain additional non‑GAAP measures to facilitate comparisons of past performance and future periods. We define “Adjusted EBITDA” as reported net income (loss) before net interest expense, income tax expense (benefit), and depreciation and amortization, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance, such as transaction costs, other income and other non‑cash and non‑recurring items, if applicable. We define “Adjusted Free Cash Flow” as Adjusted EBITDA less net interest, excluding amortization of deferred financing costs, cash paid for federal and state income taxes, capital expenditures and ongoing contributions to equity investments. We define “Gross Adjusted EBITDA Margin” as the ratio of Adjusted EBITDA to total revenues, less pass-through revenues. We believe that investors’ understanding of our performance is enhanced by disclosing these measures as they may assist in assessing our operating performance as compared to other publicly traded companies in the midstream energy industry, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods, and assessing the ability of our assets to generate sufficient cash flow to make distributions to our shareholders. These measures are not, and should not be viewed as, a substitute for GAAP net income or cash flow from operating activities and should not be considered in isolation. Reconciliations of Adjusted EBITDA, Adjusted Free Cash Flow and Gross Adjusted EBITDA Margin to reported net income (GAAP), net cash provided by operating activities (GAAP) and gross margin (GAAP), respectively, are provided below.

	Fourth Quarter
	(unaudited)
	2025	2024

(in millions)
Reconciliation of Adjusted EBITDA to net income:
Net income	$168.0	$172.1
Plus:
Depreciation expense	54.2	51.3
Interest expense, net	56.7	52.2
Income tax expense	30.2	22.6
Adjusted EBITDA	$309.1	$298.2

Reconciliation of Adjusted EBITDA and Adjusted Free Cash Flow to net cash provided by operating activities:
Net cash provided by operating activities	$245.6	$258.5
Changes in assets and liabilities	12.9	(7.7)
Amortization of deferred financing costs	(3.0)	(2.6)
Interest expense, net	56.7	52.2
Income from equity investments	3.3	3.9
Distribution from equity investments	(6.3)	(5.4)
Other	(0.1)	(0.7)
Adjusted EBITDA	$309.1	$298.2
Less:
Interest, net(1)	53.7	49.6
Capital expenditures	47.6	84.3
Adjusted Free Cash Flow	$207.8	$164.3

(1) Excludes amortization of deferred financing costs.

	Fourth Quarter
	(Unaudited)
	2025	2024
(in millions, except ratios)
Reconciliation of Gross Adjusted EBITDA Margin to gross margin:
Income from operations	$251.6	$243.0
Total revenues	$404.2	$395.9
Gross margin	62%	61%

Income from operations	$251.6	$243.0
Plus:
Depreciation expense	54.2	51.3
Income from equity investments	3.3	3.9
Adjusted EBITDA	$309.1	$298.2

Total revenues	$404.2	$395.9
Less: pass-through revenues	29.7	26.7
Revenues excluding pass-through	$374.5	$369.2
Gross Adjusted EBITDA Margin	83%	81%

	Year Ended December 31,
	2025	2024
(in millions)	(Unaudited)
Reconciliation of Adjusted EBITDA to net income:
Net income	$684.6	$659.0
Plus:
Depreciation expense	214.1	203.1
Interest expense, net	225.6	202.2
Income tax expense	113.8	71.8
Adjusted EBITDA	$1,238.1	$1,136.1

Reconciliation of Adjusted EBITDA and Adjusted Free Cash Flow to net cash provided by operating activities:
Net cash provided by operating activities	$983.8	$940.3
Changes in assets and liabilities	49.8	8.0
Amortization of deferred financing costs	(14.1)	(9.6)
Interest expense, net	225.6	202.2
Income from equity investments	15.9	14.0
Distribution from equity investments	(21.4)	(17.2)
Other	(1.5)	(1.6)
Adjusted EBITDA	$1,238.1	$1,136.1
Less:
Interest, net(1)	211.5	192.6
Capital expenditures	247.5	288.5
Adjusted Free Cash Flow	$779.1	$655.0

(1) Excludes amortization of deferred financing costs.

	Year Ended December 31,
	2025	2024
	(Unaudited)
(in millions, except ratios)
Reconciliation of Gross Adjusted EBITDA Margin to gross margin:
Income from operations	$1,008.1	$919.0
Total revenues	$1,621.3	$1,495.5
Gross margin	62%	61%

Income from operations	$1,008.1	$919.0
Plus:
Depreciation expense	214.1	203.1
Income from equity investments	15.9	14.0
Adjusted EBITDA	$1,238.1	$1,136.1

Total revenues	$1,621.3	$1,495.5
Less: pass-through revenues	111.1	97.8
Revenues excluding pass-through	$1,510.2	$1,397.7
Gross Adjusted EBITDA Margin	82%	81%

Cautionary Note Regarding Forward-looking Information

This press release contains “forward-looking statements.” Words such as “anticipate,” “estimate,” “expect,” “forecast,” “guidance,” “drive,” “could,” “may,” “should,” “would,” “enable,” “believe,” “intend,” “focus,” “potential,” “project,” “plan,” “trend,” “predict,” “will,” “target,” “opportunity” and similar expressions, and variations or negatives of these words, are intended to identify forward-looking statements, but not all forward-looking statements include such words.

Forward-looking statements relating to the Company’s operations, assets, and strategy are based on management’s current expectations, assessments, estimates, projections and assumptions about the industry. These statements are not guarantees of future performance and are subject to numerous risks, uncertainties and other factors, many of which are beyond the Company’s control and difficult to predict. Therefore, actual outcomes and results may differ materially from our current projections or expectations of future results expressed or forecasted by these forward-looking statements. Among the important factors that could cause actual results to differ materially from those in our forward-looking statements are: the ability of Chevron and other parties to satisfy their obligations to us, including Chevron's ability to meet its drilling and development plans on a timely basis or at all, its ability to deliver its nominated volumes to us, and the operation of joint ventures that we may not control; our ability to generate sufficient cash flow to pay current and expected levels of distributions; reductions in the volumes of crude oil, natural gas, natural gas liquids (“NGLs”) and produced water we gather, process, terminal or store; the actual volumes we gather, process, terminal or store for Chevron in excess of our MVCs and relative to Chevron's nominations; fluctuations in the prices and demand for crude oil, natural gas and NGLs; changes in global economic conditions and the effects of a global economic downturn or inflation on our business and the businesses of our suppliers, customers, business partners and lenders; our ability to comply with government regulations or make capital expenditures required to maintain compliance, including our ability to obtain or maintain permits necessary for capital projects in a timely manner, if at all, or the revocation or modification of existing permits; our ability to successfully identify, evaluate and timely execute our capital projects, investment opportunities and growth strategies, whether through organic growth or acquisitions; costs or liabilities associated with federal, state and local laws, regulations and governmental actions applicable to our business, including legislation and regulatory initiatives relating to environmental protection and health and safety, such as spills, releases, pipeline integrity and measures to limit greenhouse gas emissions and climate change; our ability to comply with the terms of our credit facility, indebtedness and other financing arrangements, which, if accelerated, we may not be able to repay; reduced demand for our midstream services, including the impact of weather or the availability of the competing third-party midstream gathering, processing and transportation operations; potential disruption or interruption of our business due to natural and human causes beyond our control, such as accidents, severe weather events, labor disputes, political crises, information technology failures, constraints or disruptions and cyber-attacks; any limitations on our ability to access debt or capital markets on terms that we deem acceptable, including as a result of changes in credit ratings, weakness in the oil and gas industry or negative outcomes within commodity and financial markets; liability resulting from litigation; risks and uncertainties associated with Hess’ integration with Chevron; and other factors described in Item 1A—Risk Factors in our Annual Report on Form 10-K and any additional risks described in our other filings with the Securities and Exchange Commission. Other unpredictable or unknown factors not discussed in this press release could also have material adverse effects on forward-looking statements.

Caution should be taken not to place undue reliance on any such forward-looking statements since such statements speak only as of the date of this press release and there can be no assurance that such forward-looking statements will occur. Actual results may differ materially from those contained in any forward-looking statement. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events or otherwise.

For Hess Midstream LP

Investor Contact:

Jennifer Gordon

(212) 536-8244

HESS MIDSTREAM LP

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Fourth	Fourth	Third
	Quarter	Quarter	Quarter
	2025	2024	2025
Statement of operations
Revenues
Affiliate services	$388.4	$388.5	$405.6
Third-party services	14.7	6.5	14.0
Other income	1.1	0.9	1.3
Total revenues	404.2	395.9	420.9
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	92.8	92.7	98.1
Depreciation expense	54.2	51.3	56.6
General and administrative expenses	5.6	8.9	7.3
Total operating costs and expenses	152.6	152.9	162.0
Income from operations	251.6	243.0	258.9
Income from equity investments	3.3	3.9	5.2
Interest expense, net	56.7	52.2	57.1
Income before income tax expense	198.2	194.7	207.0
Income tax expense	30.2	22.6	31.5
Net income	$168.0	$172.1	$175.5
Less: Net income attributable to noncontrolling interest	74.7	101.7	77.8
Net income attributable to Hess Midstream LP	$93.3	$70.4	$97.7

Net income attributable to Hess Midstream LP per Class A share:
Basic	$0.72	$0.68	$0.75
Diluted	$0.72	$0.68	$0.75
Weighted average Class A shares outstanding
Basic	129.4	104.1	130.3
Diluted	129.4	104.1	130.3

HESS MIDSTREAM LP

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Year Ended December 31,
	2025	2024
Statement of operations
Revenues
Affiliate services	$1,573.6	$1,467.8
Third-party services	43.6	24.1
Other income	4.1	3.6
Total revenues	1,621.3	1,495.5
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	370.6	347.3
Depreciation expense	214.1	203.1
General and administrative expenses	28.5	26.1
Total operating costs and expenses	613.2	576.5
Income from operations	1,008.1	919.0
Income from equity investments	15.9	14.0
Interest expense, net	225.6	202.2
Income before income tax expense	798.4	730.8
Income tax expense	113.8	71.8
Net income	$684.6	$659.0
Less: Net income attributable to noncontrolling interest	331.7	435.9
Net income attributable to Hess Midstream LP	$352.9	$223.1

Net income attributable to Hess Midstream LP per Class A share:
Basic:	$2.87	$2.51
Diluted:	$2.86	$2.49
Weighted average Class A shares outstanding
Basic	123.1	89.0
Diluted	123.1	89.0

HESS MIDSTREAM LP

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Fourth Quarter 2025
	Gathering	Processing and Storage	Terminaling and Export	Interest and Other	Total
Statement of operations
Revenues
Affiliate services	$211.0	$146.4	$31.0	$-	$388.4
Third-party services	6.3	8.3	0.1	-	14.7
Other income	-	-	1.1	-	1.1
Total revenues	217.3	154.7	32.2	-	404.2
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	52.3	31.9	8.6	-	92.8
Depreciation expense	35.0	14.8	4.4	-	54.2
General and administrative expenses	2.3	1.4	0.3	1.6	5.6
Total operating costs and expenses	89.6	48.1	13.3	1.6	152.6
Income (loss) from operations	127.7	106.6	18.9	(1.6)	251.6
Income from equity investments	-	3.3	-	-	3.3
Interest expense, net	-	-	-	56.7	56.7
Income before income tax expense	127.7	109.9	18.9	(58.3)	198.2
Income tax expense	-	-	-	30.2	30.2
Net income (loss)	127.7	109.9	18.9	(88.5)	168.0
Less: Net income (loss) attributable to noncontrolling interest	48.2	41.4	7.2	(22.1)	74.7
Net income (loss) attributable to Hess Midstream LP	$79.5	$68.5	$11.7	$(66.4)	$93.3

	Fourth Quarter 2024
	Gathering	Processing and Storage	Terminaling and Export	Interest and Other	Total
Statement of operations
Revenues
Affiliate services	$209.9	$149.7	$28.9	$-	$388.5
Third-party services	2.1	4.3	0.1	-	6.5
Other income	-	-	0.9	-	0.9
Total revenues	212.0	154.0	29.9	-	395.9
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	55.1	30.1	7.5	-	92.7
Depreciation expense	32.2	14.8	4.3	-	51.3
General and administrative expenses	3.5	1.9	0.3	3.2	8.9
Total operating costs and expenses	90.8	46.8	12.1	3.2	152.9
Income (loss) from operations	121.2	107.2	17.8	(3.2)	243.0
Income from equity investments	-	3.9	-	-	3.9
Interest expense, net	-	-	-	52.2	52.2
Income before income tax expense	121.2	111.1	17.8	(55.4)	194.7
Income tax expense	-	-	-	22.6	22.6
Net income (loss)	121.2	111.1	17.8	(78.0)	172.1
Less: Net income (loss) attributable to noncontrolling interest	63.4	58.1	9.2	(29.0)	101.7
Net income (loss) attributable to Hess Midstream LP	$57.8	$53.0	$8.6	$(49.0)	$70.4

HESS MIDSTREAM LP

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Third Quarter 2025
	Gathering	Processing and Storage	Terminaling and Export	Interest and Other	Total
Statement of operations
Revenues
Affiliate services	$221.5	$151.4	$32.7	$-	$405.6
Third-party services	5.8	8.2	-	-	14.0
Other income	-	-	1.3	-	1.3
Total revenues	227.3	159.6	34.0	-	420.9
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	58.6	29.2	10.3	-	98.1
Depreciation expense	34.5	17.7	4.4	-	56.6
General and administrative expenses	2.7	1.9	0.3	2.4	7.3
Total operating costs and expenses	95.8	48.8	15.0	2.4	162.0
Income (loss) from operations	131.5	110.8	19.0	(2.4)	258.9
Income from equity investments	-	5.2	-	-	5.2
Interest expense, net	-	-	-	57.1	57.1
Income before income tax expense	131.5	116.0	19.0	(59.5)	207.0
Income tax expense	-	-	-	31.5	31.5
Net income (loss)	131.5	116.0	19.0	(91.0)	175.5
Less: Net income (loss) attributable to noncontrolling interest	49.4	43.6	7.2	(22.4)	77.8
Net income (loss) attributable to Hess Midstream LP	$82.1	$72.4	$11.8	$(68.6)	$97.7

HESS MIDSTREAM LP

SUPPLEMENTAL OPERATING DATA (UNAUDITED)

(IN THOUSANDS)

	Fourth	Fourth	Third
	Quarter	Quarter	Quarter
	2025	2024	2025

Throughput volumes
Gas gathering - Mcf of natural gas per day	456	463	480
Crude oil gathering - bopd	118	120	123
Gas processing - Mcf of natural gas per day	444	447	462
Crude terminals - bopd	122	127	130
NGL loading - blpd	16	13	18
Water gathering - blpd	124	130	137

		Year Ended December 31,
		2025	2024
Throughput volumes
Gas gathering - Mcf of natural gas per day		458	437
Crude oil gathering - bopd		121	114
Gas processing - Mcf of natural gas per day		445	420
Crude terminals - bopd		129	123
NGL loading - blpd		16	14
Water gathering - blpd		131	125